EXHIBIT 10.1

BUSINESS FINANCING AGREEMENT

This Business Financing Agreement ("Agreement") is made between GE Commercial Distribution Finance Corporation ("CDF") and EMTEC, INC., a New Jersey corporation, having its chief executive office located at 572 Whitehead Road, Buildings 1 & 5, Trenton, NJ 08619 and Westwood Computer Corporation, a New Jersey corporation, having its chief executive office located at 11 Diamond Road, Springfield, NJ 07081 (individually, collectively and jointly and severally "Dealer").

1.	DEFINITIONS

1.1	Special Definitions. The following terms will have the following meanings in this Agreement:

"Accounts": all accounts, leases, chattel paper, choses in action and instruments, plus all books, invoices, documents and other records in any form evidencing or relating to any of the foregoing, now owned or hereafter acquired by Dealer.

"Accounts Receivable Facility": a credit facility extended pursuant to this Agreement.

"Agreement for Wholesale Financing": any Agreement for Wholesale Financing, as amended from time to time, which Dealer has executed in conjunction with inventory financing extended by CDF.

"Average Contract Balance": the amount determined by dividing: (a) the sum of the Daily Contract Balances (as defined in Section 2.1.1) for a billing period; by, (b) the actual number of days in such billing period.

"Business Day": any day the Federal Reserve Bank of Chicago is open for the transaction of business.

"Default": the events or occurrences enumerated in Section 6.

"Entity": any individual, association, firm, corporation, partnership, limited liability company, trust, governmental body, agency or instrumentality whatsoever.

"Guarantor": a guarantor of any of the Obligations.

"Inventory": all of Dealer's presently owned and hereafter acquired goods which are held for sale or lease.

"Obligations": all liabilities and indebtedness now or hereafter arising, owing, due or payable from Dealer to CDF (and any of its subsidiaries and affiliates), including any third party claims against Dealer satisfied or acquired by CDF, whether primary or secondary, joint or several, direct, contingent, fixed or otherwise, and whether or not evidenced by instruments or evidences of indebtedness, and all covenants, agreements (including consent to binding arbitration), warranties, duties and representations, whether such Obligations arise under this Agreement, the Other Agreements or any other agreements previously, now or hereafter executed by Dealer and delivered to CDF or by operation of law.

"Other Agreements": all security agreements (including the Agreement for Wholesale Financing), mortgages, leases, instruments, assignments, documents, guarantees, schedules, certificates, contracts and similar agreements heretofore, now or hereafter executed by Dealer and delivered to CDF or delivered by or on behalf of Dealer to a third party and assigned to CDF by operation of law or otherwise.

"Prime Rate": a rate of interest equal to the greater of: (a) the rate of interest which JP Morgan Chase Bank (or any successor in interest) publicly announces from time to time as its prime rate or reference rate; and (b) Four percent (4.0%) per annum. The Prime Rate will change and take effect for purposes of this Agreement on the day that JP Morgan Chase Bank (or any successor in interest) announces any change in its Prime Rate or reference rate.

2.	CREDIT FACILITY/INTEREST RATES/FEES
2.1

Accounts Receivable Facility. Subject to the terms of this Agreement, CDF agrees to provide to Dealer an Accounts Receivable Facility of Thirty-Five Million DOLLARS ($35,000,000). Each Dealer is part of an integrated family of companies, and, accordingly each Dealer has requested that CDF extend one common credit facility instead of separate credit facilities, and each Dealer has requested that CDF extend such a common credit facility. Each Dealer has agreed to share with each other such common credit facility with CDF for such inventory acquisitions. Each Dealer acknowledges that CDF will be lending against, and relying on a lien upon, all of its assets even though the proceeds of any particular loan made hereunder may not be advanced directly to such Dealer, and that such Dealer will nevertheless benefit by the making of all such loans by CDF and the availability of a single credit facility of a size greater than either could independently warrant. CDF's decision to advance funds is discretionary, and will not be binding until the funds are actually advanced.

2.1.1

Interest. Dealer agrees to pay interest to CDF on the Daily Contract Balance at a rate equal to the Prime Rate plus zero percent (0%) per annum. CDF will calculate such interest by multiplying the Daily Rate by the Daily Contract Balance (each as defined below). Such interest will accrue from the date that CDF authorizes any Electronic Transfer (as defined in Section 3.10 herein) or otherwise makes an advance under the Accounts Receivable Facility until CDF receives the full and final payment of the principal debt which Dealer owes to CDF, subject to the terms of Section 3.8 herein. The "Daily Rate" is the applicable annual rate provided herein divided by 360. The "Daily Contract Balance" is the amount of the outstanding principal debt which Dealer owes to CDF on the Accounts Receivable Facility at the end of each day (including the amount of all Electronic Transfers authorized) after CDF has credited the payments which it has received on the Accounts Receivable Facility, subject to the terms of Section 3.8 herein.

	2.1.2	Fees. Dealer agrees to pay to CDF an advance fee equal to zero percent (0%) on each advance to Dealer under the Accounts Receivable Facility.
2.1.3

Maximum Interest. CDF intends to strictly conform to the usury laws governing this Agreement. Regardless of any provision contained herein or in any other document, CDF shall never be deemed to have contracted for, charged or be entitled to receive, collect or apply as interest any amount in excess of the maximum amount allowed by applicable law. If CDF ever receives any amount which, if considered to be interest, would exceed the maximum amount permitted by law, CDF will apply such excess amount to the reduction of the unpaid principal balance which Dealer owes, and then will pay any remaining excess to Dealer. In determining whether the interest paid or payable exceeds the highest lawful rate, Dealer and CDF shall, to the maximum extent permitted under applicable law: (a) characterize any non-principal payment (other than payments which are expressly designated as interest payments hereunder) as an expense or fee rather than as interest; (b) exclude voluntary pre-payments and the effect thereof; and (c) spread the total amount of interest throughout the entire term of this Agreement so that the interest rate is uniform throughout such term.

2.2

Payments. Any payment under this Agreement which would otherwise be due on a day which is not a Business Day, shall be due on the next succeeding Business Day, with such extension of time included in any calculation of applicable finance charges.

2.2.1

Billing Statement. CDF will send Dealer a monthly billing statement(s) identifying all interest and fee charges due on Dealer's account with CDF. The interest and fee charges specified on each billing statement will be: (a) due and payable in full immediately on receipt, and (b) an account stated, unless CDF receives Dealer's written objection thereto within fifteen (15) days after it is mailed to Dealer. If CDF does not receive, by the 25th day of any given month, payment of all charges accrued to Dealer's account with CDF during the immediately preceding month, Dealer will (to the extent allowed by law) pay CDF a late fee equal to the greater of $5 or 5% of the amount of such finance charges (payment of such fee does not waive the default caused by the late payment). Dealer will pay CDF $25 (or such other amount as may be communicated pursuant to Section 2.2.2 below) for each of Dealer's checks returned unpaid for insufficient funds and for each ACH (as defined below) debit rejected by Dealer’s bank (each, an "NSF check") (such $25 payment repays CDF's estimated administrative costs; it does not waive the default caused by the NSF check). CDF may adjust the billing statement at any time to conform to applicable law and this Agreement. Dealer waives the right to direct the application of any payments hereafter received by CDF on account of the Obligations. CDF will have the continuing exclusive right to apply and reapply any and all such payments in such manner as CDF may deem advisable notwithstanding any entry by CDF upon its books and records.

2.3

One Loan. CDF may combine all of CDF's advances to Dealer or on Dealer's behalf, whether under this Agreement or any Other Agreements, and whether provided by one or more of CDF's branch offices, together with all finance charges, fees and expenses related thereto, to make one debt owed by Dealer.

3.	ACCOUNTS RECEIVABLE FACILITY - ADDITIONAL PROVISIONS
3.1

Schedules. Dealer will, no less than weekly or as otherwise agreed to, furnish CDF with a schedule of Accounts ("Schedule") which will: (a) describe all Accounts created or acquired by Dealer since the last Schedule furnished CDF; (b) inform CDF of any rejection of goods by any obligor, delays in delivery of goods, non-performance of contracts and of any assertion of any claim, offset or counterclaim by any obligor; and (c) inform CDF of any material adverse information relating to the financial condition of any obligor.

3.2

Available Credit. On receipt of each Schedule, CDF will credit Dealer with such amount as CDF may deem advisable, up to the lesser of (a) Eighty-five percent (85%) of the net amount of the eligible Accounts listed in such Schedule, and (b) Dealer's maximum Accounts Receivable Facility from time to time established by CDF (such lesser amount being referred to as the "Available Credit"). If, for any reason, Dealer's outstanding loans under Dealer's Accounts Receivable Facility shall at any time exceed Dealer's Available Credit, Dealer will immediately repay to CDF the amount of such excess. No loans need be made by CDF if Dealer is in Default.

3.3

Ineligible Accounts. CDF will have the sole right to determine eligibility of Accounts in CDF’s reasonable discretion, and in that regard, the following Accounts will be deemed ineligible: (a) Accounts created from the sale of goods and services on non-standard terms and/or that allow for payment to be made more than thirty (30) days from the date of sale; (b) Accounts unpaid more than ninety (90) days from date of invoice; (c) all Accounts of any obligor if fifty percent (50%) or more of the aggregate outstanding balance of such obligor’s Accounts are unpaid for more than ninety (90) days from the date of invoice; (d) Accounts for which the obligor is an officer, director, shareholder, partner, member, owner, employee, agent, parent, subsidiary, affiliate of, or is related to Dealer or has common shareholders, officers, directors, owners, partners or members with Dealer; (e) consignment sales; (f) Accounts for which the payment is or may be conditional; (g) Accounts for which the obligor is not a commercial or institutional entity or is not a resident of the United States or Canada; (h) Accounts with respect to which any warranty or representation provided in Subsection 3.4 or Subsection 5.1 is not true and correct; (i) Accounts which represent goods or services purchased for a personal, family or household purpose; (j) Accounts which represent goods used for demonstration purposes or loaned by the Dealer to another party; (k) Accounts which are progress payment, barter, or contra accounts; (l) Accounts in which CDF does not have a perfected, first security interest therein; and (m) any and all other Accounts which CDF deems to be ineligible.

3.4

Warranties and Representations. For each Account which Dealer lists on any Schedule, Dealer warrants and represents to CDF that at all times: (a) such Account is genuine; (b) such Account is not evidenced by a judgment or promissory note or similar instrument or agreement; (c) it represents an undisputed bona fide transaction completed in accordance with the terms of the invoices and purchase orders relating thereto; (d) the goods sold or services rendered which resulted in the creation of such Account have been delivered or rendered to and accepted by the obligor; (e) the amounts shown on the Schedules, Dealer's books and records and all invoices and statements delivered to CDF with respect thereto are owing to Dealer and are not contingent; (f) no payments have been or will be made thereon except payments turned over to CDF; (g) there are no offsets, counterclaims or disputes existing or asserted with respect thereto and Dealer has not made any agreement with any obligor for any deduction or discount of the sum payable thereunder except regular discounts allowed by Dealer in the ordinary course of its business for prompt payment which have been disclosed to CDF; (h) there are no facts or events which in any way impair the validity or enforceability thereof or reduce the amount payable thereunder from the amount shown on the Schedules, Dealer's books and records and the invoices and statements delivered to CDF with respect thereto; (i) all persons known to Dealer to be acting on behalf of obligors thereon have the authority to bind the obligor; (j) the goods sold or transferred giving rise thereto were not, immediately prior to such sale or transfer, subject to any lien, claim, encumbrance or security interest which is superior to that of CDF, other than (i) liens for taxes, assessments, or similar charges either not yet due or being contested in good faith and for which adequate reserves have been established by Dealer, (ii) liens of materialmen, mechanicsmen, warehousemen, or carriers or like items arising in the ordinary course of business and securing obligations which are not yet delinquent, and (iii) purchase money liens or purchase money security interests; and (k) there has been no material adverse change in the obligor’s financial condition since the creation of the Account, and there are no proceedings or actions known to Dealer which are threatened or pending against any obligor thereon which might result in any material adverse change in such obligor's financial condition.

3.5	Notes. Loans made pursuant to this Agreement need not be evidenced by promissory notes unless otherwise required by CDF in CDF's sole discretion.
3.6

Certain Charges. Dealer will: (a) reimburse CDF for all charges made by banks, including charges for collection of checks and other items of payment, and (b) pay CDF's fees for transfers of funds to or from the Dealer. CDF may, from time to time, announce its fees for transfers of funds to or from the Dealer, including the issuance of Electronic Transfers.

3.7

Collections. Unless otherwise directed by CDF, to expedite collection of Accounts for the benefit of CDF, Dealer shall notify all of its obligors to make payment of the Accounts to one or more lock-boxes under the sole control of CDF. The lock-box, and all accounts into which the proceeds of any such lock-box(es) are deposited, shall be established at banks selected by the Dealer and satisfactory to CDF in its sole discretion. Dealer shall issue to any such banks an irrevocable letter of instruction, in form and substance acceptable to CDF, directing such banks to deposit all payments or other remittances received in the lock-box to such account or accounts as CDF shall direct, for application against the outstanding balance of the Obligations. All funds deposited in the lock-box or any such account immediately shall become the property of CDF, and any disbursements of the proceeds in the lock-box or any such account will only be made to CDF. Dealer shall obtain the agreement of such banks to waive any offset rights against the funds so deposited and otherwise establish CDF’s control thereof as secured party under the Uniform Commercial Code. CDF assumes no responsibility for such lock-box arrangement, including, without limitation, any claim of accord and satisfaction or release with respect to deposits which any banks accept thereunder. All remittances which Dealer receives in payment of any Accounts, and the proceeds of any of the other Collateral, shall be: (i) kept separate and apart from Dealer's own funds so that they are capable of identification as CDF's property; (ii) held by Dealer as trustee of an express trust for CDF's benefit; and (iii) shall be immediately deposited in such accounts designated by CDF. All proceeds received or collected by CDF with respect to Accounts, and reserves and other property of Dealer in possession of CDF at any time or times hereafter, may be held by CDF without interest to Dealer until all Obligations are paid in full or applied by CDF on account of the Obligations. CDF may release to Dealer such portions of such reserves and proceeds as CDF may determine. Upon the occurrence and during the continuance of a Default, CDF may notify the obligors that the Accounts have been assigned to CDF, collect the Accounts directly in its own name and charge the collection costs and expenses, including reasonable attorneys' fees, to Dealer. CDF has no duty to protect, insure, collect or realize upon the Accounts to preserve rights in them.

3.8

Collection Days. All payments and all amounts received on any Account will be credited by CDF to Dealer's account (subject to final collection thereof) after allowing three (3) Business Days for collection of checks or other instruments.

3.9

Power of Attorney. Dealer irrevocably appoints CDF (and any person designated by it) as Dealer's true and lawful Attorney with full power to at any time, in the discretion of CDF (if a Default has occurred which is continuing) to: (a) endorse the name of Dealer upon any of the items of payment or proceeds and deposit the same in the account of CDF for application to the Obligations; (b) sign the name of Dealer to verify the accuracy of the Accounts; and (c) initiate and resolve any insurance claim and endorse Dealer's name on any check, instrument or other item of payment. In the event of a Default which is continuing, Dealer irrevocably appoints CDF (and any person designated by it) as

Dealer's true and lawful Attorney with full power to at any time, in the discretion of CDF to: (i) demand payment, enforce payment and otherwise exercise all of Dealer's rights, and remedies with respect to the collection of any Accounts; (ii) settle, adjust, compromise, extend or renew any Accounts; (iii) settle, adjust or compromise any legal proceedings brought to collect any Accounts; (iv) sell or assign any Accounts upon such terms, for such amounts and at such time or times as CDF may deem advisable; (v) discharge and release any Accounts; (vi) prepare, file and sign Dealer's name on any Proof of Claim in Bankruptcy or similar document against any obligor; (vii) endorse the name of Dealer upon any chattel paper, document, instrument, invoice, freight bill, bill of lading or similar document or agreement relating to any Account or goods pertaining thereto; and (viii) take control in any manner of any item of payments or proceeds and for such purpose to notify the Postal Authorities to change the address for delivery of mail addressed to Dealer to such address as CDF may designate. The power of attorney is for value and coupled with an interest and is irrevocable so long as any Obligations remain outstanding and by CDF exercising such right, CDF shall not waive any right against Dealer until the Obligations are paid in full. Dealer irrevocably appoints CDF (and any person designated by it) as Dealer’s true and lawful Attorney with full power at any time, at the discretion of CDF (whether or not a Default has occurred) to; (i) sign the name of Dealer on any document or instrument that CDF shall deem necessary or appropriate to perfect and maintain perfected the security interests in the Collateral under this Agreement and the Other Agreements; and (ii) supply any omitted information and correct errors in any documents between CDF and Dealer.

3.10

Continuing Requirements. Advances hereunder will be made by CDF, at Dealer's direction, by paper check, electronic transfer by Automated Clearing House ("ACH"), Fed Wire Funds Transfer ("Fed Wire") or such other electronic means as CDF may announce from time to time (payments to or from Dealer by ACH, Fed Wire and such other electronic transfer are collectively referred to as "Electronic Transfers"). If Dealer does not request advances be made in a specific method of transfer, CDF may determine from time to time in its sole discretion what method of transfer to use. Dealer will: (a) if from time to time required by CDF, immediately upon their creation, deliver to CDF copies of all invoices, delivery evidences and other such documents relating to each Account; (b) not permit or agree to any extension, compromise or settlement or make any change to any Account except in the ordinary course of business consistent with Dealer’s past practices; (c) affix appropriate endorsements or assignments upon all such items of payment and proceeds so that the same may be properly deposited by CDF to CDF's account; (d) immediately notify CDF in writing which Accounts may be deemed ineligible as defined in Subsection 3.3; (e) mark all chattel paper and instruments now owned or hereafter acquired by it to show that the same are subject to CDF's security interest and immediately thereafter deliver such chattel paper and instruments to CDF with appropriate endorsements and assignments to CDF; (f) within ten (10) days after the end of each month, provide CDF with a detailed aging of its Accounts for each month, together with the names and addresses of all obligors.

3.11

Release. Dealer releases CDF from all claims and causes of action which Dealer may now or hereafter have for any loss or damage to it claimed to be caused by or arising from: (a) any failure of CDF to protect, enforce or collect, in whole or in part, any Account; (b) CDF's notification to any obligors thereon of CDF's security interest in any of the Accounts; (c) CDF's directing any obligor to pay any sum owing to Dealer directly to CDF; and (d) any other act or omission to act on the part of CDF, its officers, agents or employees, except for gross negligence or willful misconduct. CDF will have no obligation to preserve rights to Accounts against prior parties. Dealer waives all rights of offset Dealer may have against CDF.

3.12

Reviews. Dealer grants CDF an irrevocable license to enter Dealer's business locations during normal business hours without notice to Dealer to: (a) account for and inspect all Collateral; and (b) examine and copy Dealer's books, records, files and business procedures and practices. Dealer further agrees to pay CDF a review fee of FIVE THOUSAND DOLLARS ($5,000.00) for any such review, inspection or examination made by CDF. CDF may, without notice to Dealer and at any time or times hereafter, verify the validity, amount or any other matter relating to any Account by mail, telephone, or other means, in the name of Dealer or CDF.

3.13

Payment of Obligations. CDF shall have the right to make advances under the Accounts Receivable Facility at any time and from time to time to cause timely repayment of any of the Obligations, including any Obligations under any Agreement for Wholesale Financing, and may directly pay and apply the proceeds of such advances to such repayment.

4.	SECURITY - COLLATERAL
4.1

Security Interest. To secure payment of all of Dealer's current and future Obligations and to secure Dealer's performance of all of the provisions under this Agreement and the Other Agreements, and to secure the joint and several liability of each Dealer to CDF hereunder, Dealer grants CDF a security interest in all of Dealer's interests in its inventory, equipment, fixtures, accounts, chattel paper, instruments, deposit accounts, documents, general intangibles, and letter of credit rights and other supporting obligations, and all judgments, claims, insurance policies, and payments owed or made to Dealer thereon; all whether now owned or hereafter acquired, and all attachments, accessories, accessions, returns, repossessions, exchanges, substitutions and replacements thereto, and all proceeds thereof (collectively, "Collateral"). All of such terms for which meanings are provided in the Uniform Commercial Code of the applicable state, as the same may be amended, are used herein with such meanings. Dealer covenants with CDF that CDF may realize upon all or part of any Collateral in any order it desires and any realization by any means upon any Collateral will not bar realization upon any other Collateral. Dealer's liability is direct and unconditional and will not be affected by the release or nonperfection of any security interest granted hereunder.

5.	WARRANTIES AND REPRESENTATIONS
5.1

Affirmative Warranties and Representations. Except as otherwise specifically provided in the Other Agreements, Dealer warrants and represents to CDF that: (a) Dealer has good title to all Collateral owned by Dealer; (b) CDF's security interest in the Accounts will at all times constitute a perfected, first security interest in such Accounts and will not become subordinate to the security interest or encumbrance of any Entity, other than (i) liens for taxes, assessments, or similar charges either not yet due or being contested in good faith and for which adequate reserves have been established by Dealer, and (ii) liens of materialmen, mechanicsmen, warehousemen, or carriers or like items arising in the ordinary course of business and securing obligations which are not yet delinquent; (c) Dealer will execute all documents CDF requests to perfect and maintain CDF's security interest in the Collateral and to fully consummate the transactions contemplated under this Agreement and the Other Agreements and will cause all third parties in possession of Collateral to provide such acknowledgment or control of CDF's security interest as CDF may reasonably require; (d) Dealer will at all times be duly organized, existing, in good standing, qualified and licensed to do business in each jurisdiction in which the nature of its business or property so requires except where the failure to be so qualified or licensed would not have a material adverse effect on its business or financial condition (a “Material Adverse Effect”); (e) Dealer has the right and is duly authorized to enter into this Agreement; (f) Dealer's execution of this Agreement does not, and will not, constitute a breach of any law or agreement to which Dealer is now or hereafter becomes bound except where such breach would not have a Material Adverse Effect; (g) there are and will be no actions or proceedings pending or threatened against Dealer which would result in any material adverse change in Dealer's financial or business condition; (h) Dealer will maintain the Collateral in good condition; (i) Dealer has duly filed and will duly file all tax returns required by law and will pay when due all taxes, levies, assessments and governmental charges; (j) Dealer will maintain a system of accounting in accordance with generally accepted accounting principles and account records in a format acceptable to CDF; (k) Dealer will keep and maintain all of its books and records pertaining to the Accounts and other Collateral at its chief executive office designated in this Agreement; (l) Dealer will give CDF thirty (30) days prior written notice of any change in Dealer's identity, name, form of business organization, ownership, chief executive office, Collateral locations or other business locations; (m) Dealer will notify CDF of the commencement of material legal proceedings against Dealer or any Guarantor; (n) Dealer will comply with all applicable laws except where the failure to so comply would not have a Material Adverse Effect; (o) Dealer has provided CDF with a copy of Dealer's Articles of Incorporation, Articles of Organization, Articles of Formation, Partnership Agreement, or Certificate of Limited Partnership, as applicable, and will provide any subsequent amendments thereto bearing indicia of filing from the appropriate governmental authority, or such other documents verifying Dealer's true and correct legal name; and (p) Dealer will keep the Collateral insured for its full insurable value under an "all risk" property insurance policy with a company acceptable to CDF, naming CDF as a lender loss-payee and containing standard lender's loss payable and termination provisions. Dealer will provide CDF with written evidence of such property insurance coverage and lender's loss-payee endorsement.

5.2

Negative Covenants. Dealer will not at any time (without CDF's prior written consent): (a) grant to or in favor of any Entity a security interest in or permit to exist a lien, claim or encumbrance in the Accounts which is superior to the interest of CDF, other than (i) liens for taxes, assessments, or similar charges either not yet due or being contested in good faith and for which adequate reserves have been established by Dealer, and (ii) liens of materialmen, mechanicsmen, warehousemen, or carriers or like items arising in the ordinary course of business and securing obligations which are not yet delinquent; (b) other than (i) in the ordinary course of its business, (ii) transactions involving assets other than inventory no longer used or useful in the business, (iii) sales, the proceeds of which are used to promptly acquire similar assets in replacement thereof, (iv) the licensing on a non-exclusive basis of intellectual property rights in the ordinary course of business, or (v) any disposition resulting from an insurance recovery event, sell, lease or otherwise dispose of or transfer any of its assets in excess of $100,000.00 in any rolling 12 month period; (c) merge or consolidate with another Entity other than a Dealer; (d) acquire all or substantially all of the assets or ownership interest of any other Entity; (e) guarantee the obligations of any Entity, except by (i) endorsement of instruments or items of payment for deposit to the general account of Dealer or which are transmitted or turned over to CDF on account of the Obligations, or (ii) guaranties under this Agreement or the Subordinated Notes, as defined below; (f) redeem, retire, purchase or otherwise acquire, directly or indirectly, any of Dealer's capital stock other than from employees or directors or in connection with the Tender Offer, as defined below; (g) make any change in

Dealer's capital structure or in any of its business objectives or operations which might in any way materially adversely affect the ability of Dealer to repay the Obligations; (h) make any dividend of Dealer's assets (other than in capital stock) not in the ordinary course of business; (i) incur any debts outside of the ordinary course of business except renewals or extensions of existing debts and interest thereon; (j) make any loans, advances, contributions or payments of money or in goods to any affiliated entity or to any officer, director, stockholder, member or partner of Dealer or of any such entity (except for permitted payments under the Subordinated Notes, the Exchange Note, as defined below, or compensation for personal services actually rendered); (k) except for sales of inventory, move any Collateral financed by CDF out of the United States of America; or (l) store Collateral financed by CDF with any third party unless such third party acknowledges CDF’s security interest. Subordinated Notes mean:  (a) those certain subordinated notes, each dated as of April 16, 2004, in the amounts and issued by, and in favor of, the persons and entities as follows:  $750,000 subordinated note issued by DARR WESTWOOD ACQUISITION CORPORATION in favor of DARR WESTWOOD LLC, $750,000 subordinated note issued by DARR WESTWOOD ACQUISITION CORPORATION in favor of FOUR KINGS MANAGEMENT LLC, $7,771.63 5% junior subordinated note issued by Westwood Computer Corporation in favor of Michael John Grabel, $12,588.89 5% junior subordinated note issued by Westwood Computer Corporation in favor of Megan Patricia Grabel, $132,183.32 5% junior subordinated note issued by Westwood Computer Corporation in favor of Mary Margaret Grabel, $161,151.16 5% junior subordinated note issued by Westwood Computer Corporation in favor of Keith R. Grabel, $23,314.84 8% junior subordinated note issued by Westwood Computer Corporation in favor of Michael John Grabel, $37,766.58 8% junior subordinated note issued by Westwood Computer Corporation in favor of Megan Patricia Grabel, $396,549.13 8% junior subordinated note issued by Westwood Computer Corporation in favor of Mary Margaret Grabel and $483,452.45 8% junior subordinated note issued by Westwood Computer Corporation in favor of Keith R. Grabel; (b) Employment Agreement dated April 16, 2004 by and between Westwood Computer Corporation and Keith R. Grabel; and (c) Separation Agreement between Westwood Computer Corporation and Joyce Tischler. Tender Offer means the self tender offer of Emtec, Inc., a Delaware corporation, whereby Emtec, Inc. will offer to purchase shares of its capital stock at a purchase price of $1.92 per share, not to exceed an aggregate purchase price of $5,500,000. Exchange Note means that certain promissory note in a principal amount of $1,102,794 dated ___________________, 2005 issued by DARR WESTWOOD TECHNOLOGY CORPORATION in favor of DARR WESTWOOD LLC.

5.3

Financial Statements. Dealer will deliver to CDF, in a form satisfactory to CDF: (a) within ninety (90) days after the end of each of Dealer's fiscal years, a reasonably detailed balance sheet and income statement as of the last day of such fiscal year covering Dealer's operations for such fiscal year; (b) within forty-five (45) days after the end of each of Dealer's fiscal quarters, a reasonably detailed balance sheet and income statement as of the last day of such quarter covering Dealer's operations for such quarter; (c) within ten (10) days after CDF's request, any other information relating to the Collateral or the financial condition of Dealer or any Guarantor. Dealer represents that all financial statements and information which have been or may hereafter be delivered by Dealer or any Guarantor to CDF are and will be correct and prepared in accordance with generally accepted accounting principles consistently applied, and there has been no material adverse change in the financial or business condition of Dealer or any Guarantor since the submission to CDF of such financial statements, and Dealer acknowledges CDF's reliance thereon.

6.	DEFAULT
6.1

Definition. Dealer will be in default under this Agreement if: (a) Dealer breaches any terms in this Agreement or in any Other Agreements and such breach is not cured within five (5) Business Days from the date of notice of breach from CDF, it being understood that no such cure period will be available for a breach of Dealer’s financial covenants, a breach under subsection 6 (b) or any other subsentence of this Section 6 for which no express cure period is provided; (b) Dealer fails to pay any of the Obligations when due and payable; (c) any Guarantor of Dealer's debts to CDF notifies CDF of its intent to terminate, or terminates its guaranty, or otherwise breaches any terms contained in any guaranty or other agreement between Guarantor and CDF; (d) any representation, statement, report, or certificate which Dealer or any Guarantor makes or delivers to CDF is not accurate in any material respect when made; (e) Dealer abandons any Collateral; (f) Dealer or any Guarantor is or becomes in default in the payment of any debt in excess of $250,000.00 owed to any third party, after expiration of any applicable cure period, or Dealer is or becomes in default under any loan agreement having a principal amount outstanding in excess of $250,000, after expiration of any applicable cure period; (g) an attachment, sale or seizure issues or is executed against any Collateral of Dealer or of any Guarantor; (h) the undersigned, any general partner, or any member of a limited liability company (“Member”) dies while Dealer's business is operated as a sole proprietorship, partnership, or limited liability company, respectively; (i) Dealer or any Guarantor ceases existence as a corporation, partnership, limited liability company or trust, as applicable, or ceases or suspends business; (j) Dealer, any Guarantor or any Member, as applicable, makes a general assignment for the benefit of creditors; (k) Dealer or any Guarantor, becomes insolvent or voluntarily or involuntarily becomes subject to the Federal Bankruptcy Code, any state insolvency law or any similar law as a result of which the related proceedings, if an involuntary proceeding, remain undismissed, undischarged or unbonded for a period of 60 days from the commencement thereof or which results in the entry of an order for relief which shall not have been vacated, discharged, stayed, or bonded pending appeal within 60 days of the entry thereof (it being understood that CDF will not be obligated to make any advances under this Agreement during said 60 day period); (l) any receiver is appointed for all or substantially all of the assets of Dealer or Guarantor; (m) Dealer loses, or is in default of, any franchise, license or right to deal in any Collateral which CDF finances which would have a Material Adverse Effect; (n) Dealer or any Guarantor misrepresents Dealer's or such Guarantor's financial condition or organizational structure; or (o) CDF determines in good faith that it is insecure with respect to any of the Collateral or the payment of Dealer's Obligations and such insecurity is not cured within five (5) Business Days of such notice of insecurity from CDF.

6.2	Rights of CDF. In the event of a Default which is continuing:
(a)

CDF may at any time do any one or more of the following: declare all or any of the Obligations immediately due and payable; exercise any rights under applicable law; and/or cease extending any additional credit to Dealer (which shall not be construed to limit the discretionary nature of this credit facility).

(b)	Dealer will segregate and keep the Collateral in trust for CDF, and will not dispose of or use any Collateral, nor further encumber any Collateral.
(c)

Upon CDF's demand, Dealer will immediately deliver the Collateral to CDF at a place specified by CDF, together with all related documents; or CDF may without notice or demand to Dealer, take immediate possession of the Collateral together with all related documents.

(d)

CDF may, without notice, apply a default finance charge to Dealer's outstanding principal indebtedness equal to the default rate specified in Dealer's financing program with CDF, if any, or if there is none so specified, at the lesser of 3% per annum above the rate in effect immediately prior to the Default, or the highest lawful contract rate of interest permitted under applicable law.

(e)

CDF may, without notice to Dealer and at any time or times enforce payment and collect, by legal proceedings or otherwise, Accounts in the name of Dealer or CDF; open Dealer’s mail and overnight delivery packages, and take control of any cash or non-cash items of payment or proceeds of Accounts and of any rejected, returned, repossessed or stopped in transit goods relating to Accounts. CDF may at its sole election and without demand enter, with or without process of law, any premises where Collateral might be and, without charge or liability to CDF therefor, do one or more of the following: (i) take possession of the Collateral and use or store it in said premises or remove it to such other place or places as CDF may deem convenient; (ii) take possession of all or part of such premises and the Collateral and place a custodian in the exclusive control thereof until completion of enforcement of CDF's security interest in the Collateral or until CDF's removal of the Collateral and, (iii) to the extent consistent with any applicable lease, remain on such premises and use the same, together with Dealer's materials, supplies, books and records, including without limitation Dealer’s computer system and electronic records, for the purpose of performing all acts necessary and incidental to the collection or liquidation of such Collateral.

(f)	Dealer will pay all of CDF’s reasonable attorneys’ fees and collection expenses which CDF incurs in enforcing CDF’s rights hereunder.

All of CDF's rights and remedies are cumulative. CDF's failure to exercise any of its rights or remedies hereunder will not waive any of CDF's rights or remedies as to any past, current or future Default.

6.3

Sale of Collateral. Dealer agrees that if CDF conducts a sale of any Collateral by requesting bids from ten (10) or more dealers or distributors in that type of Collateral or pursuant to any internet auction or sale posting on a third party auction sale site, any sale by CDF of such Collateral in bulk or in parcels within one hundred twenty (120) days of: (a) CDF's taking possession and control of such Collateral; or (b) when CDF is otherwise authorized to sell such Collateral; whichever occurs last, to the bidder submitting the highest cash bid therefor, is a commercially reasonable sale of such Collateral under the Uniform Commercial Code. Dealer agrees that the purchase of any Collateral by a vendor, as provided in any agreement between CDF and the vendor, is a commercially reasonable disposition and private sale of such Collateral under the Uniform Commercial Code, and no request for bids shall be required. Dealer further agrees that ten (10) or more days prior written notice will be commercially reasonable notice of any public or private sale (including any sale to a vendor). Dealer irrevocably waives any requirement that CDF retain possession and not dispose of any Collateral until after an arbitration hearing, arbitration award, confirmation, trial or final judgment. If CDF disposes of any Collateral other than as herein contemplated, the laws of the state governing this Agreement will determine the commercial reasonableness of such disposition.

7.	MISCELLANEOUS
7.1	Termination. This Agreement will continue in full force and effect and be non-cancellable by Dealer (except that it may be terminated by CDF upon thirty (30) days written notice to Dealer or immediately in the exercise of its rights and remedies upon Default by Dealer) for a period of one (1) year from the first day of the first month following the date hereof and for successive one (1) year periods thereafter, subject to termination as to future transactions at the end of any such period on at least ninety (90) days prior written notice by Dealer to CDF. If such notice of termination is given by Dealer to CDF, such notice will be ineffective unless Dealer pays to CDF all Obligations on or before the termination date. Any termination of this Agreement by Dealer or CDF will have the effect of accelerating the maturity of all Obligations not then otherwise due, thereby making all of the Obligations immediately due and payable on the effective date of termination.

7.1.1

Termination Privilege. Despite anything to the contrary in Section 7.1 of this Agreement, this Agreement may be terminated by Dealer at any time upon ninety (90) days prior written notice and payment to CDF of the following sum (in addition to payment of all Obligations, whether or not by their terms then due) which sum represents liquidated damages for the loss of the bargain and not as a penalty, and the same is hereby acknowledged by Dealer: (1) the product of (a) one half of one percent (.50%) multiplied by (b) the highest Average Contract Balance for the last 12 months (or entire term of this Agreement if less than 12 months) prior to the effective date of termination, multiplied by (2) the number of months remaining in the original or renewal term. This sum will also be paid by Dealer if the Agreement is terminated by CDF on account of Dealer's Default.

7.1.2

Effect of Termination. Dealer will remain obligated to CDF for CDF's advances or commitments made before the effective termination date of this Agreement. CDF will retain all of its rights, interests and remedies hereunder until Dealer has paid CDF in full. All waivers, and the agreement to arbitrate, set forth in this Agreement will survive any termination of this Agreement.

7.2	Collection. Checks and other instruments delivered to CDF on account of the Obligations will constitute conditional payment until such items are actually paid to CDF.
7.3	Waivers. Dealer and CDF irrevocably waive all rights to claim punitive and/or exemplary damages. Dealer waives all notices of default and non-payment at maturity of any or all of the Accounts.
7.4

Reimbursement. Dealer will assume and reimburse CDF upon demand for all reasonable expenses incurred by CDF in connection with the preparation of this Agreement and the Other Agreements (including fees and costs of outside counsel) and all filing and recording fees and taxes payable in connection with the filing or recording of all documents under this Agreement and the Other Agreements.

7.5

Additional Obligations. CDF, without waiving or releasing any Obligation or Default, may perform any Obligations that Dealer fails or refuses to perform. If Dealer fails to pay any taxes, fees or other obligations which may impair CDF's interest in the Collateral, or fails to keep the Collateral insured, CDF may, but shall not be required to, pay such amounts. All sums paid by CDF on account of the foregoing and any expenses, including reasonable attorneys' fees, will be a part of the Obligations, payable on demand and secured by the Collateral.

The following notice is given pursuant to Section 180/15 of the Collateral Protection Act set forth in Chapter 815 Section 180/1 of the Illinois Compiled Statutes; nothing contained in such notice shall be deemed to limit or modify the terms of this Agreement: UNLESS DEALER PROVIDES EVIDENCE OF THE INSURANCE COVERAGE REQUIRED BY DEALER’S AGREEMENT WITH CDF, CDF MAY PURCHASE INSURANCE AT DEALER’S EXPENSE TO PROTECT CDF’S INTEREST IN DEALER’S COLLATERAL. THIS INSURANCE MAY, BUT NEED NOT, PROTECT DEALER’S INTEREST. THE

COVERAGE THAT CDF PURCHASES MAY NOT PAY ANY CLAIM THAT DEALER MAKES OR ANY CLAIM THAT IS MADE AGAINST DEALER IN CONNECTION WITH THE COLLATERAL. DEALER MAY LATER CANCEL ANY INSURANCE PURCHASED BY CDF, BUT ONLY AFTER PROVIDING CDF EVIDENCE THAT DEALER HAS OBTAINED INSURANCE AS REQUIRED UNDER THIS AGREEMENT. IF CDF PURCHASES INSURANCE FOR THE COLLATERAL, DEALER WILL BE RESPONSIBLE FOR THE COSTS OF THAT INSURANCE, INCLUDING THE INSURANCE PREMIUM, INTEREST AND ANY OTHER CHARGES CDF MAY IMPOSE IN CONNECTION WITH THE PLACEMENT OF THE INSURANCE, UNTIL THE EFFECTIVE DATE OF THE CANCELLATION OR EXPIRATION OF THE INSURANCE. THE COSTS OF THE INSURANCE MAY BE ADDED TO DEALER’S TOTAL OUTSTANDING BALANCE OR OBLIGATION. THE COSTS OF THE INSURANCE MAY BE MORE THAN THE COST OF INSURANCE DEALER MAY BE ABLE TO OBTAIN ON ITS OWN.

7.6

NO ORAL AGREEMENTS. ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBTS ARE NOT ENFORCEABLE. TO PROTECT DEALER AND CDF FROM MISUNDERSTANDING OR DISAPPOINTMENT, ALL AGREEMENTS COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING AND THE OTHER AGREEMENTS, WHICH ARE THE COMPLETE AND EXCLUSIVE STATEMENTS OF THE AGREEMENT BETWEEN THE PARTIES, EXCEPT AS SPECIFICALLY PROVIDED HEREIN OR AS THE PARTIES MAY LATER AGREE IN WRITING TO MODIFY IT. THERE ARE NO UNWRITTEN AGREEMENTS BETWEEN THE PARTIES. Time is of the essence regarding Dealer's performance of its obligations to CDF. CDF may refrain from or postpone enforcement of this Agreement or any Other Agreements between CDF and Dealer without prejudice and the failure to strictly enforce these agreements will not create a course of dealing which waives, amends or modifies such agreements. The express terms of this Agreement will not be modified by any course of dealing, usage of trade, or custom of trade which may deviate from the terms hereof.

7.7

Severability. If any provision of this Agreement or the Other Agreements or the application thereof is invalid or unenforceable, the remainder of this Agreement and the Other Agreements will not be impaired or affected and will remain binding and enforceable.

7.8

Supplement. If Dealer and CDF have previously executed Other Agreements pertaining to all or any part of the Collateral, this Agreement will supplement such Other Agreement, and this Agreement will neither be deemed a novation nor a termination of any such Other Agreement, nor will execution of this Agreement be deemed a satisfaction of any obligation secured by such Other Agreement. In the event of any conflict between the terms of this Agreement and any previously executed Business Financing Agreement between CDF and Dealer, the terms of this Agreement will control.

7.9	Section Titles. The Section titles used herein are for convenience only, and do not define or limit the contents of any Section.
7.10

Binding Effect. Dealer cannot assign its interest in this Agreement or any Other Agreements without CDF's prior written consent. CDF may assign or participate CDF's interest, in whole or in part, without Dealer's consent. This Agreement and the Other Agreements will protect and bind CDF's and Dealer's respective heirs, representatives, successors and assigns.

7.11

Notices. Except as otherwise stated herein, all notices, arbitration claims, responses, requests and documents (other than billing statements) will be sufficiently given or served upon receipt of if mailed or delivered: (a) to Dealer at Dealer's chief executive office specified above; and (b) to CDF at 5595 Trillium Boulevard, Hoffman Estates, Illinois 60192, Attention: General Counsel, or such other address as the parties may hereafter specify in writing.

7.12

Receipt of Agreement. Dealer acknowledges that it has received a true and complete copy of this Agreement. Dealer has read and understood this Agreement. Notwithstanding anything herein to the contrary, CDF may rely on any facsimile copy, electronic data transmission, or electronic data storage of: this Agreement, any billing statement, financing statement, authorization to pre-file financing statements, financial statements or other reports, which will be deemed an original, and the best evidence thereof for all purposes.

7.13

Information. CDF may provide to any third party any credit, financial or other information on Dealer that CDF may at any time possess. CDF may obtain from any third party any credit, financial or other information regarding Dealer that such third party may at any time possess.

8.	BINDING ARBITRATION
8.1

Arbitrable Claims. Except as otherwise specified below, all actions, disputes, claims and controversies under common law, statutory law or in equity of any type or nature whatsoever, whether arising before or after the date of this Agreement, and whether directly or indirectly relating to: (a) this Agreement and/or any amendments and addenda hereto, or the breach, invalidity or termination hereof; (b) any previous or subsequent agreement between CDF and Dealer; (c) any act committed by CDF or by any parent company, subsidiary or affiliated company of CDF (the "CDF Companies"), or by any employee, agent, officer or director of a CDF Company whether or not arising within the scope and course of employment or other contractual representation of the CDF Companies provided that such act arises under a relationship, transaction or dealing between CDF and Dealer; and/or (d) any other relationship, transaction or dealing between CDF and Dealer (collectively the "Disputes"), will be subject to and resolved by binding arbitration. Notwithstanding the foregoing, the parties agree that either party may pursue claims against the other that do not exceed Fifteen Thousand Dollars ($15,000) in the aggregate in a court of competent jurisdiction. Service of arbitration claims shall be acceptable if made by U.S. mail or overnight delivery to the address for the party described herein.

8.2

Administrative Body. All arbitration hereunder will be conducted in accordance with the Commercial Arbitration Rules of The American Arbitration Association ("AAA"). The arbitration rules are found at www.adr.org for AAA. AAA claims may be filed in any AAA office. All arbitrator(s) selected will be attorneys with at least five (5) years secured transactions experience. A panel of three arbitrators shall hear all claims exceeding One Million Dollars ($1,000,000), exclusive of interest, costs and attorneys’ fees. The arbitrator(s) will decide if any inconsistency exists between the rules of the applicable arbitral forum and the arbitration provisions contained herein. If such inconsistency exists, the arbitration provisions contained herein will control and supersede such rules. The arbitrator shall follow the terms of this Agreement and the applicable law, including without limitation, the attorney-client privilege and the attorney workproduct doctrine.

8.3

Hearings. Each party hereby consents to a documentary hearing for all arbitration claims, by submitting the dispute to the arbitrator(s) by written briefs and affidavits, along with relevant documents. However, arbitration claims will be submitted by way of an oral hearing if any party requests an oral hearing within thirty (30) days after service of the claim, and that party remits the appropriate amount for AAA’s fees and arbitrator compensation within ten (10) days of the designated arbitration association’s statement for payment of all fees and arbitrator compensation relating to the oral hearing. Each party agrees that failure to timely pay all fees and arbitrator compensation billed to the party requesting the oral hearing will be deemed such party’s consent to submitting the Dispute to the arbitrator on documents and such party’s waiver of its request for an oral hearing. The site of all oral arbitration hearings will be in the Division of the Federal Judicial District in which the designated arbitration association maintains a regional office that is closest to Dealer.

8.4

Discovery. Discovery permitted in any arbitration proceeding commenced hereunder is limited as follows. No later than forty (40) days after the filing and service of a claim for arbitration, the parties in contested cases will exchange detailed statements setting forth the facts supporting the claim(s) and all defenses to be raised during the arbitration, and a list of all exhibits and witnesses. No later than twenty-one (21) days prior to the oral arbitration hearing, the parties will exchange a final list of all exhibits and all witnesses, including any designation of any expert witness(es) together with a summary of their testimony; a copy of all documents and a detailed description of any property to be introduced at the hearing. Under no circumstances will the use of interrogatories, requests for admission, requests for the production of documents or the taking of depositions be permitted. However, in the event of the designation of any expert witness(es), the following will occur: (a) all information and documents relied upon by the expert witness(es) will be delivered to the opposing party; (b) the opposing party will be permitted to depose the expert witness(es); (c) the opposing party will be permitted to designate rebuttal expert witness(es); and (d) the arbitration hearing will be continued to the earliest possible date that enables the foregoing limited discovery to be accomplished.

8.5	Exemplary or Punitive Damages. The Arbitrator(s) will not have the authority to award exemplary or punitive damages.
8.6

Confidentiality of Awards. All arbitration proceedings, including testimony or evidence at hearings, will be kept confidential, although any award or order rendered by the arbitrator(s) pursuant to the terms of this Agreement may be confirmed as a judgment or order in any state or federal court of competent jurisdiction within the federal judicial district which includes the residence of the party against whom such award or order was entered. This Agreement concerns transactions involving commerce among the several states. The Federal Arbitration Act, Title 9 U.S.C. Sections 1 et seq., as amended ("FAA") will govern all arbitration(s) and confirmation proceedings hereunder.

8.7

Prejudgment and Provisional Remedies. Nothing herein will be construed to prevent CDF's or Dealer's use of bankruptcy, receivership, injunction, repossession, replevin, claim and delivery, sequestration, seizure, attachment, foreclosure and/or any other prejudgment or provisional action or remedy relating to any Collateral for any current or future debt owed by either party to the other. Any such action or remedy will not waive CDF's or Dealer's right to compel arbitration of any Dispute.

8.8

Attorneys' Fees. If either Dealer or CDF brings any other action for judicial relief with respect to any Dispute (other than those set forth in Subsections 8.1 or 8.7), the party bringing such action will be liable for and immediately pay all of the other party's reasonable costs and expenses (including reasonable attorneys' fees) incurred to stay or dismiss such action and remove or refer such Dispute to arbitration. If either Dealer or CDF brings or appeals an action to vacate or modify an arbitration award and such party does not prevail, such party will pay all reasonable costs and expenses, including reasonable attorneys' fees, incurred by the other party in defending such action. Additionally, if either party sues the other or institutes any arbitration claim or counterclaim against the other, the losing party will pay all reasonable costs and expenses (including reasonable attorneys' fees) incurred by the prevailing party in the course of bringing or defending such action or proceeding, as the case may be.

8.9

Limitations. Any arbitration proceeding must be instituted: (a) with respect to any Dispute for the collection of any debt owed by either party to the other, within two (2) years after the date the last payment by or on behalf of the payor was received and applied in respect of such debt by the payee; and (b) with respect to any other Dispute, within two (2) years after the date the incident giving rise thereto occurred, whether or not any damage was sustained or capable of ascertainment or either party knew of such incident. Failure to institute an arbitration proceeding within such period will constitute an absolute bar and waiver to the institution of any proceeding, whether arbitration or a court proceeding, with respect to such Dispute. Notwithstanding the foregoing, this limitations provision will be suspended temporarily, as of the date any of the following events occur, and will not resume until the date following the date either party is no longer subject to, (i) bankruptcy; (ii) receivership; (iii) any proceeding regarding an assignment for the benefit of creditors; or (iv) any legal proceeding, civil or criminal, which prohibits either party from foreclosing any interest it might have in the collateral of the other party.

8.10	Survival After Termination. The agreement to arbitrate will survive the termination of this Agreement.

9.

Joint and Several Obligations. Each Dealer is jointly and severally liable with the other Dealer for the obligations of the other Dealer hereunder. Each Dealer is obligated and responsible for the performance of the other Dealer under this Agreement, and a default by any Dealer shall be a default by such other Dealer. Each Dealer waives: (a) any right of contribution from the other Dealer until all of the obligations have been paid in full; (b) any right to require CDF to institute any action or suit or to exhaust CDF's rights and remedies against any Collateral or any Dealer before proceeding against such Dealer; and (c) any obligation of CDF to marshal any assets in favor of any Dealer.

10.

INVALIDITY/UNENFORCEABILITY OF BINDING ARBITRATION. IF THIS AGREEMENT IS FOUND TO BE NOT SUBJECT TO ARBITRATION, ANY LEGAL PROCEEDING WITH RESPECT TO ANY DISPUTE WILL BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE WITHOUT A JURY. DEALER AND CDF WAIVE ANY RIGHT TO A JURY TRIAL IN ANY SUCH PROCEEDING.

11.

Governing Law. This Agreement and all Other Agreements have been substantially negotiated, and will be substantially performed, in the state of Illinois. Accordingly, all Disputes will be governed by, and construed in accordance with, the laws of such state, except to the extent inconsistent with the provisions of the FAA which shall control and govern all arbitration proceedings hereunder.

THIS CONTRACT CONTAINS BINDING ARBITRATION, JURY WAIVER AND PUNITIVE DAMAGE WAIVER PROVISIONS.

This Agreement is dated this ______ day of ______________, 2005.

Westwood Computer Corporation	EMTEC, INC.

By: _________________________________	By: _________________________________
Keith Grabel	Dinesh Desai
President	Chairman

ATTEST:	ATTEST:
____________________________________	____________________________________
Thomas Duda, Secretary	Sam Bhatt, Secretary

GE COMMERCIAL DISTRIBUTION FINANCE CORPORATION

By: _________________________________
David Mintert
Vice President of Operations

SECRETARY'S CERTIFICATE OF RESOLUTION

I certify that I am the Secretary of the corporation named below, and that the following completely and accurately sets forth certain resolutions of the Board of Directors of the corporation adopted at a special meeting thereof held on due notice (and with shareholder approval, if required by law), at which meeting there was present a quorum authorized to transact the business described below, and that the proceedings of the meeting were in accordance with the certificate of incorporation, charter and by-laws of the corporation, and that they have not been revoked, annulled or amended in any manner whatsoever.

Upon motion duly made and seconded, the following resolution was unanimously adopted after full discussion:

"RESOLVED, That the several officers, directors, and agents of this corporation, or any one or more of them, are hereby authorized and empowered on behalf of this corporation: to obtain financing from GE Commercial Distribution Finance Corporation ("CDF") in such amounts and on such terms as such officers, directors or agents deem proper; to enter into financing, security, pledge and other agreements with CDF relating to the terms upon which such financing may be obtained and security and/or other credit support is to be furnished by this corporation therefor; from time to time to supplement or amend any such agreements; execute and deliver any and all assignments and schedules; and from time to time to pledge, assign, mortgage, grant security interests, and otherwise transfer, to CDF as collateral security for any obligations of this corporation to CDF, whenever and however arising, any assets of this corporation, whether now owned or hereafter acquired; the Board of Directors hereby ratifying, approving and confirming all that any of said officers, directors or agents have done or may do with respect to the foregoing."

I do further certify that the following are the names and specimen signatures of the officers and agents of said corporation so empowered and authorized, namely:

Chairman:	Dinesh Desai	___________________________________
(Signature)
President:	_____________________________________	___________________________________
	(Print Name)	(Signature)
Vice-President:	_____________________________________	___________________________________
	(Print Name)	(Signature)
Secretary:	Sam Bhatt	___________________________________
(Signature)
Treasurer:	_____________________________________	___________________________________
	(Print Name)	(Signature)
Agent:	_____________________________________	___________________________________
	(Print Name)	(Signature)

IN WITNESS WHEREOF, I have executed and affixed the seal of the corporation on the date stated below.

Dated:_______________, 2005	___________________________________
Sam Bhatt, Secretary

EMTEC, INC.

(SEAL)

SECRETARY'S CERTIFICATE OF RESOLUTION

I certify that I am the Secretary of the corporation named below, and that the following completely and accurately sets forth certain resolutions of the Board of Directors of the corporation adopted at a special meeting thereof held on due notice (and with shareholder approval, if required by law), at which meeting there was present a quorum authorized to transact the business described below, and that the proceedings of the meeting were in accordance with the certificate of incorporation, charter and by-laws of the corporation, and that they have not been revoked, annulled or amended in any manner whatsoever.

Upon motion duly made and seconded, the following resolution was unanimously adopted after full discussion:

"RESOLVED, That the several officers, directors, and agents of this corporation, or any one or more of them, are hereby authorized and empowered on behalf of this corporation: to obtain financing from GE Commercial Distribution Finance Corporation ("CDF") in such amounts and on such terms as such officers, directors or agents deem proper; to enter into financing, security, pledge and other agreements with CDF relating to the terms upon which such financing may be obtained and security and/or other credit support is to be furnished by this corporation therefor; from time to time to supplement or amend any such agreements; execute and deliver any and all assignments and schedules; and from time to time to pledge, assign, mortgage, grant security interests, and otherwise transfer, to CDF as collateral security for any obligations of this corporation to CDF, whenever and however arising, any assets of this corporation, whether now owned or hereafter acquired; the Board of Directors hereby ratifying, approving and confirming all that any of said officers, directors or agents have done or may do with respect to the foregoing."

I do further certify that the following are the names and specimen signatures of the officers and agents of said corporation so empowered and authorized, namely:

President:	Keith Grabel	___________________________________
(Signature)
Vice-President:	David Micales	___________________________________
(Signature)
Secretary:	Thomas Duda	___________________________________
(Signature)
Treasurer:	_____________________________________	___________________________________
	(Print Name)	(Signature)
Agent:	_____________________________________	___________________________________
	(Print Name)	(Signature)

IN WITNESS WHEREOF, I have executed and affixed the seal of the corporation on the date stated below.

Dated:_______________, 2005	___________________________________
Thomas Duda, Secretary

Westwood Computer Corporation

(SEAL)